UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2003

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3001 Daimler Street, Santa Ana, California		92705-5812
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

(Former name or former address, if changed since last report.)

ITEM 5.    Other Events.

On November 4, 2003, we announced that, on October 30, 2003, the underwriters of the follow-on public offering of our common stock elected to exercise their option to purchase 1,500,000 additional shares from us and the selling stockholders to cover over-allotments. The press release dated November 4, 2003 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7.    Financial Statements and Exhibits.

99.1    Press release of SimpleTech, Inc. dated November 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: November 4, 2003	By:	/s/ Dan Moses

Dan Moses Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press release of SimpleTech, Inc. dated November 4, 2003.